UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

April 22, 2021
Date of Report (Date of earliest event reported)

Adverum Biotechnologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36579	20-5258327
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

800 Saginaw Drive
Redwood City, CA 94063
(Address of principal executive offices, including zip code)

(650) 656-9323
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a–12)

☐	Pre-commencement communication pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐	Pre-commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e–4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ADVM	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On April 22, 2021, Adverum Biotechnologies, Inc. (“Adverum”) and HCP LS Redwood City, LLC (“Landlord”) entered into an amendment (the “Lease Amendment”) to the Lease dated as of June 28, 2018 between the parties (the “Lease”), pursuant to which Adverum will lease an additional approximately 79,675 rentable square feet located at 100 Cardinal Way, Redwood City, California (the “Expansion Premises”) and extend the term of the lease for Adverum’s existing buildings at 800 and 900 Saginaw Drive, Redwood City, California to expire coterminously with the lease for the Expansion Premises. The Expansion Premises, which Adverum plans to occupy in the second half of 2021, will provide additional needed space at Adverum’s corporate headquarters.

The anticipated delivery date of the Expansion Premises is June 9, 2021. The lease term for the Expansion Premises commences six months following the later of (i) July 1, 2021; and (ii) the date the Expansion Premises is delivered to the Company in condition required by the Lease Amendment (the “Expansion Commencement Date”). The term of the Lease expires on the last day of the one hundred twentieth full calendar month following the Expansion Commencement Date, which is estimated to be December 31, 2031 but in no event shall be later than June 1, 2032 (the “New Lease Expiration Date”). The Lease Amendment provides for an option to extend the lease term for the Expansion Premises for a period of eight years, which would commence upon the expiration of the then-current term, with base rent of a market rate determined according to the Lease Amendment.

The monthly base rent for the Expansion Premises will start at $454,148 and will increase annually by a 3.5% rent adjustment through year ten, after which it will remain constant through the New Lease Expiration Date.  In addition, during the term of the Lease, Adverum will pay Landlord, on an annual basis, a portion, as determined according to the Lease, of certain operating expenses, property management fees and taxes related to the Expansion Premises incurred by Landlord.

Landlord has agreed to provide Adverum with a tenant improvement allowance of $82.50/rentable square foot for the Expansion Premises. Within three business days of Adverum’s execution of the Lease Amendment, Adverum will provide Landlord with a letter of credit in the amount of $2,502,814, which will replace the letter of credit delivered in connection with the original lease.

The foregoing summary of the Lease Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Lease Amendment, a copy of which will be filed as an exhibit to Adverum’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2021.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference here.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Adverum Biotechnologies, Inc.

Date: April 23, 2021	By:	/s/ Laurent Fischer, M.D.
Laurent Fischer, M.D.
Chief Executive Officer